Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-285425) and Form S-8 (Nos. 333-279907, 333-279906, 333-277593, 333-256905, 333-139996, 333-174922, 333-188974, 333-209061 and 033-55327) of MasTec, Inc. of our report dated February 29, 2024, except for Note 14, as to which the date is February 26, 2026, relating to the consolidated financial statements and financial statement schedule which appears in this Annual Report on Form 10-K.
/s/ BDO USA, P.C.
Miami, Florida
February 26, 2026